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                                                                    EXHIBIT 10.2


                          [BRUCE D. BENSON LETTERHEAD]



                                       April 21, 2000


United States Exploration, Inc.
1560 Broadway, Suite 1900
Denver, Colorado 80202

                  Re: Offer to Purchase Common Stock

Gentlemen:

     This letter contains my offer to purchase 3,000,000 shares (the "Shares") of the Common Stock of United States Exploration, Inc. (the "Company").

     1. Price. I will pay $1.10 per Share, or a total of $3,300,000, for the Shares.

     2. Use of Proceeds. The proceeds from the sale of the Shares shall be paid to ING (U.S.) Capital, LLC, successor by merger to ING (U.S.) Capital Inc. ("ING"), as part of the full satisfaction of the Company's loan from ING (the "ING Loan"). Alternatively, the proceeds may be paid to ING as part of the price to be paid to ING for the sale of the ING Loan to another lender who has agreed to provide the financing contemplated by paragraphs 3(c) and (d) below and to reduce the amount of the ING Loan to the amount of the financing actually provided by such lender (a "Substitute Lender").

     3. Conditions. My obligation to purchase the Shares is subject to the following conditions:

         (a) The Company shall have entered into a written agreement with ING to accept $17,000,000 in full satisfaction of or as the full purchase price for the ING Loan.

         (b) The Company shall contemporaneously pay to ING, from internally generated funds, all amounts necessary (in addition to the proceeds from the sale of the Shares and the proceeds of the loan described in (c) below) to fully satisfy the Company's obligations to ING or to pay the purchase price of the ING Loan in a sale to a Substitute Lender.

         (c) The Company shall contemporaneously close a loan with a lender selected by it, on terms reasonably satisfactory to me, in the amount of at least $12,000,000, and the


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United States Exploration, Inc.
April 21, 2000
Page 2


proceeds of that loan (together with the proceeds of the sale of the Shares and internally generated Company funds) shall be used to fully satisfy the obligations of the Company to ING or to pay the purchase price of the ING Loan in a sale to a Substitute Lender.

         (d) The Company shall have made arrangements reasonably satisfactory to me for additional debt or equity financing in the amount of at least $12,000,000 to fund further development of its oil and gas properties.

         (e) The American Stock Exchange shall have approved the listing of the Shares and shall have indicated that it does not intend to de-list the Company's Common Stock if the Company's obligations to ING are satisfied in the manner contemplated herein.

         (f) The Company shall have executed and delivered to me an amendment to my Executive Employment Agreement in the form attached as Exhibit A (the "Amendment").

         (g) The Company shall have executed and delivered to me a registration rights agreement in the form attached as Exhibit B (the "Registration Rights Agreement").

     4. Closing. The consummation of the purchase and sale of the Shares (the "Closing") will occur at the Company's offices upon the fulfillment of the conditions described in paragraph 3. At the closing, (a) the Company will deliver to me a certificate representing the Shares, bearing no legend or restriction other than a standard "restricted stock" legend as required by applicable securities laws, and the Amendment and the Registration Rights Agreement duly executed by the Company, and (b) I will deliver to the Company by wire transfer the purchase price for the Shares and the Amendment and the Registration Rights Agreement, duly executed by me. If the conditions described in paragraph 3 have not been fulfilled on or before May 15, 2000 (or, if later, the last date on which the Company is entitled to satisfy or purchase the ING Loan for $17,000,000 under the terms of a written agreement with ING as described in paragraph 3(a)), this letter agreement shall automatically terminate and neither party will have any further obligations hereunder.

     5. Arbitration. All disputes concerning the transaction will be subject to arbitration in Denver, Colorado before the Judicial Arbiter Group or, if the Judicial Arbiter Group is unavailable, another arbitral body acceptable to the parties.

     6. Expenses; Indemnification. The Company will reimburse me for all reasonable expenses incurred in connection with the transaction including, without limitation, the fees and expenses of my counsel (such fees of counsel not to exceed $50,000). The Company will indemnify me and hold me harmless from and against any loss, liability, cost or expense, including fees and expenses of counsel and amounts paid in settlement, incurred by me or any affiliate of mine



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United States Exploration, Inc.
April 21, 2000
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in or as a result of any investigation, administrative proceeding, litigation or arbitration, or threatened investigation, administrative proceeding, litigation or arbitration, to which I may become subject arising out of or based in whole or in part upon this letter agreement or the transactions contemplated by this letter agreement; provided, however, that, if an arbitrator or a court of competent jurisdiction has finally determined, beyond possibility of appeal, that I have breached the express terms of this Agreement, I shall not be entitled to be indemnified against claims based solely on such breach. The Company will make advances to me to pay expenses as incurred and I will repay the Company any advances so received if I am ultimately determined not to be entitled to indemnification against such expenses. In no event shall I be liable for any indirect or consequential damages for any breach of this Agreement.

     7. Securities Law Matters. I represent and warrant to and agree with the Company that:

         (a) I am buying the Shares for my own account and with no view to the distribution thereof.

         (b) I have had access to all material information concerning the Shares and the Company.

         (c) I understand that the Shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and therefore cannot be offered or sold by me unless subsequently so registered or unless exemptions from the registration requirements of that Act and all applicable state securities laws are available for the transaction, as established to the reasonable satisfaction of the Company, by opinion of counsel or otherwise.

         (d) I am an accredited investor, as defined in Regulation D of the Securities and Exchange Commission.

     8. Assignment. I will be entitled to cause the Shares to be purchased in whole or in part by one or more other accredited investors instead of or in addition to me, subject to compliance with applicable securities laws. Each such purchaser would (i) be entitled to become a party to the Registration Rights Agreement at the Closing, (ii) together with me, be entitled to all of the rights and benefits of this Agreement, including, without limitation, those set forth in paragraph 6, and (iii) required to sign the representations, warranties and agreements set forth in paragraph 7.



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United States Exploration, Inc.
April 21, 2000
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     If the foregoing correctly sets forth your understanding of our agreement, please execute this letter agreement in the space provided below, whereupon this letter agreement shall constitute a binding contract between us.

                                   Yours truly,

                                   /s/ Bruce D. Benson
                                   ------------------------------
                                   Bruce D. Benson

The foregoing is accepted and
agreed to this 21st day of April, 2000.

United States Exploration, Inc.


By: /s/ F. Michael Murphy
   ------------------------------------
     F. Michael Murphy, Vice President,
acting at the direction of the Special Committee
of the Board of Directors




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                                   EXHIBIT A

               FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

                      FILED AS EXHIBIT 10.5 TO THIS REPORT

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                                   EXHIBIT B

                         REGISTRATION RIGHTS AGREEMENT

                      FILED AS EXHIBIT 10.6 TO THIS REPORT